UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
301 Government Center Drive
Wilmington, North Carolina 28403
(Address of principal executive offices)
(Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) As previously disclosed, effective January 4, 2011, Richard Randall was appointed to the position of Executive Chairman of the Board of TranS1 Inc. (the “Company”) in connection with Ken Reali’s appointment as Chief Executive Officer. Mr. Randall’s principal task as Executive Chairman of the Board was to assist with the transition of the Chief Executive Officer role to Mr. Reali. As a result of the significant level of responsibility and time commitment required by the Executive Chairman of the Board role, the Board continued to view Mr. Randall as an executive officer of the Company.
     On March 31, 2011, in light of the significant progress that has been made in the transition of the Chief Executive Officer role and the anticipated reduction in the level of responsibility and time commitment required by Mr. Randall, the Compensation Committee of the Board of Directors of the Company has determined that Mr. Randall is no longer an executive officer of the Company effective as of that date. Mr. Randall will continue to serve as the Chairman of the Board of Directors. In connection with that role, Mr. Randall will receive compensation in accordance with the Company’s standard Board compensation policies applicable to all directors.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

April 1, 2011	By:	/s/ Joseph P. Slattery

Joseph P. Slattery Executive Vice President and Chief Financial Officer